Exhibit 99.1

MEDIA CONTACT
HCK2
Rachel David
Rachel.David@hck2.com
972.499.6630

INVESTOR CONTACT
Merriman Capital, Inc.
Gary Abbott
FOR IMMEDIATE RELEASE	GAbbott@merrimanco.com
March 22, 2016	(415) 248-5639

Blue Calypso Reports 2015 Operational Results

(DALLAS, TEXAS) – Blue Calypso, Inc. [OTCQB:BCYP], an innovator of mobile consumer activation, engagement and social advocacy solutions for manufacturers and brick-and-mortar retailers, reported its financial and operational results for the year ended December 31, 2015.

“We are pleased to report our results for 2015.  The year was pivotal for the Company as we refined our focus on mobile shopper engagement for product manufacturers and multi-location brick-and-mortar retailers.  We made significant progress in enhancing our KIOSentrix platform while we began to attract marquee customers including Monrovia and our first Fortune 500 client as well as key industry reference accounts,” said Blue Calypso founder, Chairman and CEO Andrew Levi.  “The retail sector is starving for a real solution to compete with the accelerating desire of consumers to shop on-line.  People have become data-driven in their path-to-purchase journey and physical retail must evolve to satisfy this need.  The only way we see this evolution happening is through a rich and scalable platform which embraces product manufacturers, retailers and consumers alike while supporting all methods of activation such as beacons, short codes, NFC, wifi, and mobile apps as well as distributed content.  It’s not trivial, but we believe that we have it figured out,” said Levi.

“We believe 2016 will be a break-out year for Blue Calypso. All of the ingredients are in place for success.  We will continue to innovate to stay ahead of the competition while we focus on adding customers to the platform.  And we will continue to work closely with our legal partners at Fish & Richardson to protect and enforce our IP assets as we further our leadership position in the space,” concluded Levi.

Financial Highlights (2015 & Other):
•	Posted 2015 revenue of $1,004,495 representing an approximate 32% increase from 2014. 2015 revenue included $390,506 in settlement fees and associated licensing revenue.
•	In conjunction with the increased revenue, operating expenses were reduced to $3,733,379 or an approximate 49% reduction from 2014.
•	Extinguished all outstanding convertible notes payable and associated accrued interest in Feb. 2016.

Operational Highlights (2015 & Other)
•	KIOSentrix beacons launched (July 2015)
•	KIOSentrix being deployed to 4,000 retail locations on 20,000 product SKUs through a Fortune 500 big-box retailer and Monrovia among other accounts
•	Significant enhancements to the KIOSentrix platform
•	Traction across all sectors – grocery, specialty & big-box retail, entertainment, automotive, consumer packaged goods (CPG)

2015 Legal Highlights (2015 & Other)
•	Successful Markman Hearing results (July 2015)
•	Cases with IZEA (Aug. 2015) and Yelp (Sept. 2015) settled
•	Federal Circuit of Appeals reverses ‘written description’ and affirms ‘Ratsimor’ PTAB decisions in favor of Blue Calypso (Mar. 2016).

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed today and its reports on Form 8-K filed with the Securities and Exchange Commission (SEC).

Investor Conference Call and Webcast Information:

Blue Calypso will host an investor conference call and simultaneous webcast today, March 22nd, at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. To access the call in the U.S. please dial Live Participant Dial In (Toll Free): 877-407-8033 and for international calls dial 201-689-8033, approximately 10 minutes prior to the start of the conference. No passcode is required. A replay will be available following the call at http://bluecalypso.com/investors/investor-events/.

About Blue Calypso, Inc.  Dallas-based Blue Calypso, Inc. [OTCQB:BCYP] develops and delivers an innovative location-centric mobile shopper engagement experience for brands, retailers and consumers. The Company’s KIOSentrix® platform connects consumers to brands, drives local in-store traffic, increases shopper spend and shortens the consumer’s path-to-purchase. The Company was recently selected to Retail CIO Outlook magazine’s “Top 10 Merchandising Solution Providers – 2016”.  For more information about the Company, please visit www.bluecalypso.com.

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